UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of the

Securities Exchange Act of 1934

(Amendment No. )

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KURA ONCOLOGY, INC.

(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

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KURA ONCOLOGY, INC.

4930 Directors Place, Suite 500

San Diego, California 92121

SUPPLEMENT TO THE PROXY STATEMENT FOR THE ANNUAL MEETING OF STOCKHOLDERS

TO BE HELD ON JUNE 4, 2026

This proxy statement supplement, dated May 26, 2026 (this “Supplement”), supplements the definitive proxy statement on Schedule 14A of Kura Oncology, Inc. (“Kura” or the “Company”), dated April 10, 2026 (the “Proxy Statement”), for our Annual Meeting of Stockholders to be held on June 4, 2026 (the “Annual Meeting”).

THIS SUPPLEMENT SHOULD BE READ IN CONJUNCTION WITH THE PROXY STATEMENT.

EXCEPT AS SPECIFICALLY SUPPLEMENTED BY THE INFORMATION CONTAINED HEREIN,

THIS SUPPLEMENT DOES NOT MODIFY ANY OTHER INFORMATION SET FORTH IN THE PROXY STATEMENT.

Dear Fellow Stockholders,

As the Chairperson of the Nominating and Corporate Governance Committee of Kura’s Board of Directors (the “Board”), I am writing to you on behalf of the entire Board to request your support for the proposals set forth in the Proxy Statement, and in particular to ask that you vote “For” the election of Mary T. Szela to serve on our Board for a three-year term expiring at our 2029 Annual Meeting of Stockholders.

We recognize that certain proxy advisors and institutional investors may consider Ms. Szela to be “overboarded” given her concurrent service as Chief Executive Officer and President of TriSalus Life Sciences, Inc. (“TriSalus”), a publicly held medical device company, and as a member of the boards of directors of Kura (since November 2018), TriSalus (since January 2018), Absci Corporation, a publicly held generative AI drug creation company (since July 2025), and Averin Capital Acquisition Corp., a SPAC that has not yet commenced any operations (since February 2026). We are furnishing this Supplement to address those concerns directly and to explain why we strongly believe Ms. Szela’s election is in the best interests of Kura and its stockholders.

Why We Believe Ms. Szela Will Continue to be an Effective and Engaged Director on Kura’s Board

Ms. Szela has personally assured the Board of her full commitment to her service as a director of Kura, including her intention to reduce her public company board memberships before our 2027 Annual Meeting of Stockholders. Ms. Szela has assured the Board that she is fully committed to her service to Kura and will continue to dedicate the time necessary to fulfill her duties as a director. Notably, Ms. Szela has expressed to us her intention to step down from one of her other public company board seats prior to the filing of Kura’s proxy statement for our 2027 Annual Meeting of Stockholders – this commitment reflects Ms. Szela’s belief in Kura’s future and her prioritization of her service to our Board.

When recommending individuals as nominees for our Board and evaluating each director’s performance on the Board, the Board and its Nominating and Corporate Governance Committee considers, on an annual basis, each director’s outside commitments, including directorships or leadership positions at other publicly traded and private companies and non-profit entities, to help determine whether a director’s outside commitments impair or could impair that director’s effectiveness as a member of our Board. Our Nominating and Corporate Governance Committee engaged directly with Ms. Szela regarding her time commitments prior to recommending her for re-election, and the Board believes her personal assurance, taken together with her track record of engagement described below, deserves meaningful weight alongside any formulaic overboarding policy threshold. Our Board intends to continue to evaluate the outside commitments and effectiveness of Ms. Szela, as well as each of the Board’s other directors, on a going-forward basis.

Ms. Szela’s extensive experience across multiple public biotechnology companies makes her uniquely qualified to serve on Kura’s Board. Ms. Szela brings a rare combination of executive leadership and boardroom experience that is directly relevant to Kura’s stage of development and strategic priorities. Her senior management and board-level experience across multiple public biotechnology companies gives her a comprehensive perspective on the challenges and opportunities Kura faces. Her expertise in pharmaceutical operations, development and commercial strategy, strategic partnering and commercial operations makes her one of the most operationally fluent directors available to Kura, providing the Board with insights that would be difficult to replicate with another candidate.

Ms. Szela’s attendance record and quality of engagement demonstrate her commitment to, and capacity for, service on Kura’s Board. In 2025, Ms. Szela attended over 85% of our Board, Audit Committee, and Compensation Committee meetings, and since she joined our Board in November 2018, her attendance rate has been over 90%. She also achieved 100% attendance in 2025 across all board and committee meetings at each of the other three public company boards on which she serves, speaking directly to her ability to manage her time and prioritize her board responsibilities. Beyond attendance, Ms. Szela consistently arrives prepared and contributes meaningfully to Board discussions through insightful questions and substantive comments that reflect a thorough review of Board materials, pre-reads, and Kura’s periodic filings.

The substantially similar size and industry profile of the companies on which Ms. Szela serves meaningfully reduce the practical burden of her board service. All four public companies on which Ms. Szela serves as a director are non-accelerated filers, making them generally comparable in size, governance complexity, and regulatory burden. Three of the four companies, including Kura, are life sciences companies, meaning Ms. Szela’s expertise compounds across her board service, making her a more effective director at each company. The fourth company is a SPAC conducting an acquisition search focused on a company at the intersection of technology and health, which directly aligns with Ms. Szela’s background. The convergence of company size and industry sector across Ms. Szela’s public company board portfolio meaningfully reduces the practical burden associated with her service on those boards.

For the foregoing reasons, our Board unanimously recommends that you vote “For” the election of Ms. Szela at the Annual Meeting.

Thank you for your consideration.

Sincerely,

Thomas Malley

Chairperson of Kura’s Nominating and Corporate Governance Committee

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VOTING MATTERS

Except as described in this Supplement, the information provided in the Proxy Statement continues to apply and should be considered in voting your shares of Kura common stock. There are no changes to the proxy card or voting instruction form previously mailed to stockholders.

If you have already submitted your vote, then you do not need to take any action unless you wish to change your vote. If you have not yet voted, please do so as soon as possible. If you have already voted and wish to change your vote based on any of the information contained in this Supplement or otherwise, you may revoke your proxy and change your vote at any time before the final vote at the Annual Meeting. Important information regarding how to vote your shares of Kura common stock and how to revoke a proxy already given is available in the Proxy Statement under the captions “Questions and Answers About these Proxy Materials and Voting – How do I vote?” and “Questions and Answers About these Proxy Materials and Voting – Can I change my vote after submitting my proxy?”, respectively. Votes already cast will remain valid and will be voted at the Annual Meeting unless changed or revoked.